                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Trico Marine Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          TRICO MARINE SERVICES, INC.
                           250 NORTH AMERICAN COURT
                            HOUMA, LOUISIANA 70363

To Our Stockholders:

  You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Trico Marine Services, Inc. to be held at the Houston Racquet Club at 10709 Memorial, Houston, Texas, on Wednesday, May 27, 1998, at 10:00 a.m. C.D.S.T.

  The attached Notice of Annual Meeting and Proxy Statement describe in detail the formal business to be transacted at the meeting, which includes the election of two directors and such other business as may properly come before the meeting or any adjournment thereof.

  The Board has nominated H. K. Acord and Edward Hutcheson, Jr. for reelection to the Board and urges you to vote for their election.

  Please sign, date and return the enclosed proxy card promptly. This will save your company the additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

                                   Sincerely,

                                   [SIGNATURE OF THOMAS E. FAIRLEY APPEARS HERE]

                                   /s/ Thomas E. Fairley
                                   Thomas E. Fairley
                                   President and Chief Executive Officer

                                     LOGO
                                 TRICO MARINE

                          TRICO MARINE SERVICES, INC.
                           250 NORTH AMERICAN COURT
                            HOUMA, LOUISIANA 70364

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of Trico Marine Services, Inc.:

  The annual meeting of stockholders of Trico Marine Services, Inc. (the "Company") will be held at the Houston Racquet Club, 10709 Memorial, Houston, Texas, on May 27, 1998, at 10:00 a.m., local time, to consider and vote on:

  1. The election of two directors for a three-year term.

  2. Such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of record of the Company's Common Stock at the close of business on April 13, 1998, are entitled to notice of and to vote at the annual meeting.

  PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                     By Order of the Board of Directors

                                     [SIGNATURE OF VICTOR M. PEREZ APPEARS HERE]

                                     /s/ Victor M. Perez
                                     Victor M. Perez
                                     Secretary

Houma, Louisiana
April 21, 1998

                          TRICO MARINE SERVICES, INC.
                           250 NORTH AMERICAN COURT
                            HOUMA, LOUISIANA 70363

                                APRIL 21, 1998

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is furnished to stockholders of Trico Marine Services, Inc. (the "Company") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of the Company to be held on May 27, 1998, at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

  Only stockholders of record of the Company's common stock, $0.01 par value per share ("Common Stock"), at the close of business on April 13, 1998, are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding 20,313,416 shares of Common Stock, each of which is entitled to one vote.

  The enclosed proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the stockholder votes in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted for the election of the two nominees to the Board listed below and for the approval of the proposals outlined herein.

  This Proxy Statement is first being mailed to stockholders on or about April 21, 1998. The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting.

                             ELECTION OF DIRECTORS

GENERAL

  The Company's Certificate of Incorporation provides for a Board of Directors to be made up of three equal classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. The terms of Messrs. Acord and Hutcheson will expire at the Meeting. Accordingly, proxies cannot be voted for more than two nominees.

  Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of each individual named under "Nominees" below. If either nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that either nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company's By-Laws, directors are elected by a plurality vote.

  The Board has nominated and urges you to vote FOR the reelection of Messrs. Acord and Hutcheson.

  The following table sets forth, as of April 1, 1998, certain information about the nominees for re-election to the Board and the Company's other directors:

                             PRINCIPAL OCCUPATION AND DIRECTORSHIPS DIRECTOR   TERM
        NOMINEES         AGE      IN OTHER PUBLIC CORPORATIONS       SINCE   EXPIRING
        --------         --- -------------------------------------- -------- --------
H. K. Acord.............  64 Oil and gas consultant. From 1993 to     1997     2001
                             1996, Mr. Acord served as Executive
                             Vice President, Exploration and
                             Production Division of Mobil Oil
                             Corporation ("Mobil"). From 1989 to
                             1993, he served as Vice President,
                             International Producing Operations for
                             Mobil
Edward C. Hutcheson,      52 Principal with HWG Capital, a            1994     2001
 Jr.....................     subsidiary of Harris, Webb & Garrison
                             (investment banking firm). From
                             November 1994 to October 1996, Mr.
                             Hutcheson served as CEO or Chairman of
                             the Board of Crown Castle
                             International Corp. ("Crown Castle")
                             (owner and manager of wireless
                             communications towers). From January
                             1994 to October 1994, Mr. Hutcheson
                             was involved in private investment
                             activities leading to the creation of
                             Crown Castle. From March 1992 to
                             December 1993, Mr. Hutcheson served as
                             President and Chief Operating Officer
                             of Baroid Corporation (an energy
                             services and equipment provider);
                             Director: Titanium Metals Corporation
                             (titanium sponge and mill product
                             producer), Pinnacle Management & Trust
                             Co. and Crown Castle
    OTHER DIRECTORS
    ---------------
Thomas E. Fairley.......  50 President and Chief Executive Officer    1993     1999
                             of the Company; Director: Gulf Island
                             Fabrication, Inc.
Benjamin F. Bailar......  63 Dean Emeritus of the Jones Graduate      1994     1999
                             School of Administration at Rice
                             University; Director: U.S. Can
                             Corporation, Dana Corporation
                             (manufacturer of auto parts) and Smith
                             International, Inc. (product and
                             service provider to the oil and gas
                             drilling and production industry)
Ronald O. Palmer........  51 Chairman of the Board                    1993     2000
Garth H. Greimann.......  43 Managing Director of Berkshire           1993     2000
                             Partners LLC (private equity
                             investment firm); Director: The Profit
                             Recovery Group International (provider
                             of accounts payable and other recovery
                             auditing services), Crown Castle

  During 1997, the Board held nine meetings. Each director of the Company attended at least 75% of the aggregate number of meetings held during 1997 of the Board and committees of which he was a member.

  The Board has an Audit Committee and a Compensation Committee. The Compensation Committee met three times in 1997. The Audit Committee met one time in 1997. The Audit Committee, whose current members are Mr. Greimann and Dean Bailar, reviews the Company's annual audit and meets with the Company's independent public accountants to review the Company's internal controls and financial management practices.

The Compensation Committee, whose current members are Messrs. Greimann and Hutcheson, is responsible for determining the compensation of the Company's key employees and administering the Company's stock incentive plans.

COMPENSATION OF DIRECTORS

  Each non-employee director receives an annual fee of $12,500, plus $500 for each Board or committee meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

  Under the Company's amended 1996 Incentive Compensation Plan adopted by stockholders in 1997, each non-employee director will receive an option to purchase 2,000 shares of Common Stock on the day following each annual meeting of stockholders while such plan remains in effect. Each non-employee director who joins the Board after January 1, 1997 will receive an option to buy 10,000 shares of Common Stock. The options become exercisable immediately and expire ten years from the date of grant. The exercise price of the options is the closing sales price of the Company's Common Stock on the date of grant on the Nasdaq National Market.

                                STOCK OWNERSHIP

  The following table sets forth, as of March 31, 1998, certain information regarding beneficial ownership of Common Stock of (i) each director and nominee of the Company, (ii) each of the Named Executive Officers (as defined below), (iii) all directors and executive officers of the Company as a group and (iv) each other stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the securities are held with sole voting and investment power.

                                                        NO. OF         PERCENT
               NAME OF BENEFICIAL OWNER                 SHARES         OF CLASS
               ------------------------                ---------       --------
Thomas E. Fairley.....................................   486,826(1)      2.3%
Ronald O. Palmer......................................   486,826(1)      2.3%
H. K. Acord...........................................    16,000(1)        *
Benjamin F. Bailar....................................    36,000(1)(2)     *
Garth H. Greimann.....................................    23,256(1)        *
Edward C. Hutcheson, Jr...............................    23,000(1)        *
Victor M. Perez.......................................   214,890(1)      1.0%
Michael D. Cain.......................................    30,000(1)        *
Kenneth W. Bourgeois..................................    34,000(1)        *
All directors and executive Officers as a group (10
 persons)............................................. 1,360,798(3)      6.3%
Louis M. Bacon........................................ 1,105,600(4)      5.4%
Franklin Resources, Inc., Charles B. Johnson, Rupert
 H. Johnson, Inc. and
 Franklin Mutual Advisers............................. 1,883,700(5)      9.2%

--------
 * Less than one percent
(1) Includes the following number of shares subject to options exercisable within 60 days: Mr. Fairley, 453,540; Mr. Palmer, 428,926; Mr. Acord, 12,000; Mr. Bailar 2,000; Mr. Greimann, 2,000; Mr. Hutcheson 2,000; Mr. Perez, 214,890; Mr. Cain, 30,000; and Mr. Bourgeois, 34,000.
(2) Shares beneficially owned by Mr. Bailar (excluding shares subject to options exercisable within 60 days) are owned by a trust of which Mr. Bailar is the sole trustee and beneficiary.
(3) Includes 1,189,356 shares subject to options exercisable within 60 days held by executive officers and directors.

(4) Based on the Schedule 13G dated March 6, 1998 that Louis M. Bacon filed with the Securities and Exchange Commission. Mr. Bacon's address is 1251 Avenue of the Americas, New York, New York 10020. Louis M. Bacon shares voting and investment power with respect to all shares shown with Moore Capital Management, Inc. and Moore Capital Advisers, L.L.C.
(5) Based on the Schedule 13G dated February 18, 1998 that Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Mutual Advisers, Inc. filed with the Securities and Exchange Commission. The address of Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. is 777 Mariners Island Blvd., San Mateo, CA 94404. The address of Franklin Mutual Advisers, Inc. is 51 John F. Kennedy Parkway, Short Hills, NJ 07078. Franklin Mutual Advisers, Inc. has sole voting and investment power with respect to all shares shown.

                               ----------------

                             EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

  The following table sets forth all cash compensation and options granted for the three years ended December 31, 1997, to the Company's Chief Executive Officer and each of its four most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                  LONG-TERM
                                                                COMPENSATION
                                  ANNUAL COMPENSATION              AWARDS
                         ------------------------------------- ---------------
                                                                NO. OF SHARES
   NAME AND PRINCIPAL                           OTHER ANNUAL     UNDERLYING     ALL OTHER
        POSITION         YEAR  SALARY   BONUS  COMPENSATION(1) OPTIONS GRANTED COMPENSATION
   ------------------    ---- -------- ------- --------------- --------------- ------------
Thomas E. Fairley....... 1997 $210,000 $95,970       $--            12,000        $1,260
 President and Chief     1996 $150,000 $90,000       $--            20,000        $1,134
 Executive Officer       1995 $150,000 $    --       $--                --        $1,134
Ronald O. Palmer........ 1997 $210,000 $95,970       $--            12,000        $1,260
 Chairman of the Board   1996 $150,000 $90,000       $--            20,000        $1,134
                         1995 $150,000 $    --       $--                --        $1,134
Victor M. Perez......... 1997 $150,000 $68,550       $--            12,000        $1,104
 Vice President, Chief
  Financial              1996 $135,000 $81,000       $--            20,000        $1,068
 Officer and Treasurer   1995 $123,750 $    --       $--           302,530        $  851
Kenneth W. Bourgeois.... 1997 $105,000 $30,000       $--            12,000        $  753
 Vice President and
  Controller             1996 $ 90,000 $34,000       $--            20,000        $  728
                         1995 $ 90,000 $ 7,200       $--                --        $  680
Michael D. Cain......... 1997 $ 80,000 $30,500       $--            12,000        $  624
 Vice President--
  Marketing              1996 $ 80,000 $24,500       $--            20,000        $  485
                         1995 $ 61,000 $36,694       $--                --        $  318

--------
(1) Perquisites and other personal benefits paid to each Named Executive Officer in any of the years presented did not exceed the lesser of $50,000 or 10% of such Named Executive Officer's salary and bonus for that year.

1997 STOCK OPTION GRANTS

  The following table contains information concerning the grant of stock options and stock appreciation rights ("SARs") to the Named Executive Officers during 1997.

                           1997 STOCK OPTION GRANTS

                                                                            POTENTIAL
                                                                        REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL
                                                                         RATES OF STOCK
                           NO. OF                                             PRICE
                           SHARES     % OF TOTAL                        APPRECIATION FOR
                         UNDERLYING OPTIONS GRANTED                      OPTION TERM(2)
                          OPTIONS   TO EMPLOYEES IN EXERCISE EXPIRATION -----------------
          NAME           GRANTED(1)      1997        PRICE      DATE       5%       10%
          ----           ---------- --------------- -------- ----------    --    --------
Thomas E. Fairley.......   12,000         6.3%       $20.75   6/12/07   $156,595 $396,842
Ronald O. Palmer........   12,000         6.3%       $20.75   6/12/07   $156,595 $396,842
Victor M. Perez.........   12,000         6.3%       $20.75   6/12/07   $156,595 $396,842
Kenneth W. Bourgeois....   12,000         6.3%       $20.75   6/12/07   $156,595 $396,842
Michael D. Cain.........   12,000         6.3%       $20.75   6/12/07   $156,595 $396,842

--------
(1) These options become exercisable in annual 25% increments beginning on June 12, 1998 and on each anniversary thereafter.

(2) Appreciation is calculated over the term of the options, beginning with the fair market value on the date of grant of the options, which was $20.75.

     AGGREGATE OPTION EXERCISES DURING 1997 AND OPTION VALUES AT YEAR END

                                                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                            SHARES              OPTIONS AT YEAR END (#)         YEAR END(1)
                         ACQUIRED ON   VALUE   ------------------------- -------------------------
          NAME           EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ------------ -------- ------------------------- -------------------------
Thomas E. Fairley.......    30,218    $521,800      456,390/12,000          $12,849,341/103,500
Ronald O. Palmer........    31,200    $260,210      444,426/12,000          $12,508,786/103,500
Victor M. Perez.........    25,000    $649,750      214,890/12,000          $ 5,975,044/103,500
Kenneth W. Bourgeois....     8,110    $211,590       34,000/12,000          $   826,010/103,500
Michael D. Cain.........    12,110    $318,144       30,000/12,000          $   712,150/103,500

--------
(1) Based on the difference between the closing sale price of Common Stock of $29.375 on December 31, 1997, as reported by the Nasdaq National Market and the exercise price of such options.

CHANGE OF CONTROL AGREEMENTS

  The Company has entered into agreements with certain of its executive officers, including the Named Executive Officers, which, among other things, provide for certain payments and benefits to the executive if his or her employment is terminated. If the officer's employment is terminated for any reason other than cause, defined as (i) a conviction or a plea of nolo contendere to a felony, (ii) gross negligence in the performance of the officer's duties, continuing after the officer's receipt of notice of such gross negligence from the Company, (iii) a material violation of the terms of the employment agreement or (iv) gross misconduct on the officer's part that is injurious to the Company, he will receive one year's salary, any cash bonus still payable from the year preceding the officer's termination and any non-cash benefits that he received prior to termination. The officer will receive the same severance package in the event of a change of control of the Company that is not initiated by someone who is or has been an employee of the Company. In the case of a change in control initiated by a present or past employee of the Company, the officer has the option either to receive the severance package or continue in his position with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No executive officer of the Company served in 1997 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of the Company.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

 General

  The Compensation Committee, which is currently comprised of two non-employee directors, oversees the compensation of the Company's key employees and administers the Company's incentive compensation plans. No member of the Compensation Committee is a former or current officer or employee of the Company.

  The compensation of the Company's executive officers is designed to attract and retain executive talent and to align the compensation of the Company's executives with the success of the Company. Toward that end, the Company's executive compensation program has been structured to (i) provide a total compensation package that is competitive with the compensation of executives holding similar positions at comparable firms; (ii) reward individual and overall Company performance; and (iii) link executive compensation to achievement of the Company's long-term and short-term strategic goals.

  The Compensation Committee has retained the services of an independent compensation consulting firm to assist the Compensation Committee in evaluating the Company's executive compensation program. The Compensation Committee has commissioned the consulting firm to conduct an analysis of executive compensation at firms that are comparable to the Company. The Compensation Committee will use such analyses as a factor in setting 1998 and future executive compensation levels.

 Base Salary and Annual Incentive Compensation

  Base Salary. The Compensation Committee establishes the base salaries of the Company's key employees at levels it deems necessary to attract and retain executive talent. Generally, base salaries for executives are reviewed annually and, if appropriate, adjusted based on individual performance, increases in general levels of compensation for executives at comparable firms and the Company's overall financial results.

  Annual Cash Incentive Compensation. Annual cash incentive bonuses are paid to the Company's key employees in an effort to provide a fully competitive compensation package, which is linked to the Company's attainment of its short-term goals. The Board has established EBITDA (earnings before interest, taxes, depreciation and amortization) growth as the Company's primary short-term strategic goal. In order to tie executive compensation to achievement of the Company's EBITDA targets, the Company's key executives received a percentage of their base salary, which percentage was determined by the Company's 1997 EBITDA, as an additional cash bonus.

  Stock-Based Incentive Compensation. The purpose of the Company's stock incentive program is to link management to stockholders by focusing on intermediate and long-term results. In 1997, the Committee sought to accomplish these objectives by granting stock options to certain of the Company's key employees.

  Position Regarding Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to each of the Named Executive Officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by the Company have been structured to qualify as performance-based. Although no executive officer of the Company reached the deductibility cap in 1997, the Committee plans to continue to evaluate the Company's cash and stock incentive programs as to the advisability of future compliance with Section 162(m).

 Compensation for the Chief Executive Officer

  Mr. Fairley's salary was increased to $210,000 in 1997. Mr. Fairley's salary had remained constant at $150,000 for the last three years. His base salary was established by considering various factors, including his experience and performance and the extent to which his total compensation package was at risk under incentive compensation programs.

  As a result of the significant increase in the Company's EBITDA in 1997, an annual incentive bonus of $95,970 was paid to Mr. Fairley. Thus, more than 30% of Mr. Fairley's total cash compensation was based upon achievement of the Company's short-term strategic goals.

  During 1997, Mr. Fairley received grants of stock options for 12,000 shares of Common Stock as discussed above. Mr. Fairley's stock options were granted on the same terms as those granted to other officers and described in this report.

                           The Compensation Committee

                Garth H. Greimann              Edward C. Hutcheson, Jr.

PERFORMANCE GRAPH

  The graph below compares the total stockholder return on the Company's Common Stock since its initial public offering on May 16, 1996 until December 31, 1997 with the total return on the S&P 500 Index and the Company's Peer Group Index for the same period, in each case assuming the investment of $100 on May 16, 1996 at the initial public offering price of $8.00 per share (as adjusted to give effect to a 2 for 1 stock split effected in June, 1997). The Company's Peer Group Index consists of Petroleum Helicopters, Inc., Offshore Logistics, Inc. (OLOG), Tidewater Inc. (TDW), SEACOR SMIT, Inc. (CKH) and Hvide Marine Incorporated Class A Common Stock (HMAR). The initial public offering of the Class A Common Stock of HMAR was on August 13, 1996.

                        COMPARE CUMULATIVE TOTAL RETURN
                       AMONG TRICO MARINE SERVICES, INC.,
                       S&P 500 INDEX AND PEER GROUP INDEX






                                      LOGO
[Graph appears here]
                     ASSUMES $100 INVESTED ON MAY 16, 1996
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1997

                                          Total Return
                        ------------------------------------------------
                        May 16, 1996 December 31, 1996 December 31, 1997
                        ------------ ----------------- -----------------
      Trico                 100             300               367
      S&P 500               100             112               150
      Peer Group Index      100             114               135

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of equity securities of the Company. During 1997, a statement on Form 3 with respect to Charles E. Tizzard, Vice President--Administration of the Company, a statement on Form 4 with respect to H. K. Acord, a director of the Company, and a statement on Form 4 with respect to Michael D. Cain, Vice President--Marketing of the Company, were not timely filed due to clerical errors.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's consolidated financial statements for the year ended December 31, 1997, were audited by the firm of Coopers & Lybrand LLP. Under the resolution appointing Coopers & Lybrand LLP to audit the Company's financial statements, such firm will remain as the Company's auditors until replaced by the Board. Representatives of Coopers & Lybrand LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote. The affirmative vote of a majority of the outstanding common stock is generally required to approve other proposals that may be properly brought before the Meeting. An abstention will have the effect of a vote against the proposals. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on the proposals, shares not voted on the proposals as a result will be counted as not present and not cast with respect to the proposals.

  All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Company's Secretary not more than 270 days and not less than 60 days in advance of the anniversary of the preceding year's annual meeting of stockholders. This notice shall state (a) the name and business and residential addresses of the nominating stockholder and any person acting in concert with the nominating stockholder, (b) the number of shares of Common Stock owned by the nominating stockholder and the dates on which these shares were acquired, (c) a representation that the nominating stockholder intends to appear in person or by proxy at the Meeting to make the proposed nomination,
(d) a description of all arrangements or understandings between the nominating stockholder, any person acting in concert with the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder, and (e) the name, age and business and residential addresses of each proposed nominee, each proposed nominee's principal occupation or employment and the number of shares of Common Stock beneficially owned by each proposed nominee along with such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been proposed by the Board.

  Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the Company's 1999 annual meeting pursuant to regulations of the Securities and Exchange Commission, must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to January 26, 1999. Under the Company's By-laws, advance notice of stockholder proposals must be received by March 27, 1999 in order to be considered at the 1999 annual meeting.

                                     By Order of the Board of Directors

                                     [SIGNATURE OF VICTOR M. PEREZ APPEARS HERE]

                                     /s/ Victor M. Perez
                                     Victor M. Perez
                                     Secretary

Houma, Louisiana
April 21, 1998


EM 1-ELECTION OF DIRECTORS                            Nominees: H.K. Acord, Edward C. Hutcheson, Jr.

   FOR all nominees               WITHHOLD            (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
   listed to the right            AUTHORITY           A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)
(except as marked to the    to vote for all nominees
       contrary)
         [_]                        [_]               ______________________________________________________________________________

EM 2-In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.


                                                                                      Please sign exactly as name appears hereon.
                                                                                      When shares are held by joint tenants, both
                                                                                      should sign. When signing as attorney,
                                                                                      executor, administrator, trustee or guardian,
                                                                                      please give full title as such. If a
                                                                                      corporation, please sign in full corporate
                                                                         _______      name by President or other authorized officer.
                                                                                |     If a partnership, please sign in partnership
                                                                                |     name by an authorized person.

                                                                                      Dated:______________________________, 1998

                                                                                      __________________________________________
                                                                                      Signature

                                                                                      __________________________________________
                                                                                      Signature


                                                       FOLD AND DETACH HERE

                          TRICO MARINE SERVICES, INC.


     The undersigned hereby appoints Victor M. Perez and Kenneth W. Bourgeois, or either of them, as proxies for the undersigned, with full power of substitution, and hereby authorized them to represent and vote, as designated on the other side, all the shares of common stock of Trico Marine Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 27, 1998 or any adjournments thereof.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)





                             FOLD AND DETACH HERE